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                                                                    EXHIBIT 3.18


                                                                                       Ontario Corporation Number
                                                                                    Numero de la compagnie en Ontario
                                                                                                913983


(STAMP)
/s/ [ILLEGIBLE]                            ARTICLES OF INCORPORATION
                                              STATUTS CONSTITUTIFS

   Form
 Business
Corporations
   Act         1.  The name of the corporation is                Denomination sociale de la compagnie
  1962
                                                     CAST HOUSE TECHNOLOGY LTD.
Formule
 numero 1      2.  The address of this registered office is      Adresse du siege social
Loi de 1982
  sur les
Compagnies

                     907 Red Bird Crescent
               --------------------------------------------------------------------------------------------------------
                       (Street & Number or R.F. Number & if Multi-Office Building give Room No)
               (Rue et numero ou numero de la R.R. et s'il s'agit d'un edifice a bureaux, numero du bureau)


               Pickering                                              Ontario                 L1V5G8
               ---------------------------------------         -----------------------     ---------------------------------
               (Name of Municipality or Post Office)                                       (Postal Code)
               (Nom de la municipalite ou du bureau de poste)                              (Code postal)


               Region                                                                      Durham
               ------------------------------------------                     -----------------------------------------
               (Name of Municipality, Geographical Town)      of dans le/la   (County, District, Regional Municipality)
               (Nom de Municipalite, du canton)                               (Comte, district, municipalite regionale)


               3.  Number (or minimum and maximum number) of   Nombre (ou nombres minimal et maximal)
                   directors is:                               d'administrateurs:

                   Minimum of 1 and a
                   Maximum of 7

               4.  The first director(s) is/are:            Premier(s) administratuer(s):





                                                                                                                        Resident
                                                                                                                        Canadian
                                                           Residence address, giving street & No. or R.R. No. or        State
                                                           municipality and postal code.                                 Yes or No
                                                           Adresse personnelle, y compris la rue et le numero, le      Resident
               First name, initials and surname            numero de la R.R. ou, le nom de la municipalite et le        Canadien
               Prenom, initiales et nom de famille         code postal                                                  Oui/Non
               -----------------------------------         ---------------------------------------------------------    -------


               Christopher J.                               907 Red Bird Crescent,                                       Yes
                English                                     Pickering, Ontario
                                                            LlV 5G8


               Avril S. English                             907 Red Bird Crescent,                                       Yes
                                                            Pickering, Ontario
                                                            LlV 5G8

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5.       Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

         Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.


          N/A


6. The classes and any maximum number of shares that the corporation is authorized to issue.

         Categories et nombre maximal, s'ily a lieu, d'actions que la compagnie est autorisee a emettre:


         Unlimited number of Common Shares.
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7.       Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series

         Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

         N/A
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         8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         L'emission, le transfert ou la propriete d'actions est/n'est pas restrainte. Les restrictions, s'il y a lieu, sont les suivantes:


         The issue or transfer of shares of the Corporation shall require the express sanction of the Board of Directors signified by a resolution passed by the Board; provided, however, that in the event of the death of a shareholder, his or her share may be transferred to his or her personal representative without the requirement of such express sanction.

         That the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment to be, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

         That any invitation to the public to subscribe for securities of the Corporation is prohibited.
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9.  Other provisions, if any, are       Autres dispositions, s'il y a lieu


    The Directors shall have the right by resolution at a properly constituted meeting to vary their numbers provided the variance is between the minimum number and maximum number provided in the Articles of Incorporation or any Articles of Amendment.
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10.  The names and addresses of the
     incorporators are
     Nom et adresse des fondateurs


     First name, initials and                  Full residence address or
     surname or corporate name                 address of registered office or
     Prenom, initiale et nom                   of principal place of business
     de famille ou denomination sociale        giving street & No. or R.R. No.
                                               municipality and postal code
                                               Adresse personnelle au complet,
                                               adresse du siege social ou
                                               adresse de l'etablissement
                                               principal y compris la rue et le
                                               numero, le numero de la R.R.,
                                               le nom de la municipalite et
                                               le code postal


     Christopher J. English                    907 Red Bird Crescent,
                                               Pickering, Ontario
                                               L1V 5G8


     Avril S. English                          907 Red Bird Crescent,
                                               Pickering, Ontario
                                               L1V 5G8









     These articles are signed in duplicate    Les presents statuts sont signes
                                               en double exemplaire.


                                        Signatures of incorporators
                                        Signature des fondateurs


     /s/ CHRISTOPHER J. ENGLISH                     /s/ Avril S. ENGLISH
     --------------------------                     --------------------------
     Christopher J. English                         Avril S. English